UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 23, 2012 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 342-W, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Certain Officers.

On January 23, 2012, Jon D. Ryan was named president of The Wood Energy Group, Inc., a wholly-owned subsidiary of Banyan Rail Services Inc. Ryan succeeds Greg Smith, who resigned from Wood Energy to pursue other interests.

Ryan, age 40, has served as Banyan Rail’s chief financial officer since May 2011. Ryan formerly held the position of corporate controller of Gazit Group USA. Gazit Group is the U.S. local office of the global real estate investment company, Gazit Globe LTD, which is traded on the Israeli exchange. Ryan also formerly served as a senior manager at Ernst & Young LLP’s Assurance and Advisory Business Services with a concentration within the Real Estate and Hospitality group. Mr. Ryan graduated from the University of North Florida with a Bachelor of Business Administration and a concentration in accounting, and Mr. Ryan is a licensed CPA in the State of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Donald D. Redfearn
Name: Donald D. Redfearn Title: President

Dated January 24, 2012